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                                                                   EXHIBIT 10.38

                                                              Seafirst Bank
                                                              A BankAmerica
                                                              Company
                                                              701 Fifth Avenue,
                                                              16th Floor
                                                              Seattle WA, 98104
                                                              Fax 206/358-0971
                                                              206/358-0101

                                                              DORA A. BROWN
                                                              VICE PRESIDENT
                                                              Seafirst Agency
                                                              Services



December 23, 1998

Scott Stewart
Spacelabs Medical, Inc.                      Fax:  425-885-4877
15220 NE 40th Street
Redmond, WA  98073-9713

RE:  Spacelabs Medical, Inc., a California corporation ("Company")
     Amended and Restated Loan Agreement dated July 16, 1997 ("Loan Agreement")

Dear Scott:

Bank of America National Trust and Savings Association dba Seafirst Bank, as Agent for and with consent of the Lenders, agrees to the modification of Section
5.11 of the Loan Agreement, whereby the Funded Debt to EBITDA Ratio will not exceed 3.8:1 for the fiscal quarter ending December 31, 1998, only. The Funded Debt to EBITDA Ratio maximum of 3.5:1 will resume with the Company's fiscal quarter ending March 31, 1999 and every quarter thereafter. All other terms and conditions to the Loan Agreement remain unchanged, unless otherwise agreed to in writing by the Agent and the Lenders.

Please call me it I can be of further assistance.

Sincerely,

Seafirst Bank, as Agent

Dora Brown
V.P./Senior Agency Officer